Exhibit 99.1
NOTICE OF PENDENCY AND SETTLEMENT OF DERIVATIVE ACTION
TO: ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF BANKATLANTIC BANCORP, INC. (“BANKATLANTIC BANCORP” OR THE “COMPANY”) AS OF AUGUST 24, 2009
     PLEASE TAKE NOTICE that an agreement has been reached to settle the shareholder derivative action captioned D.W. Hugo, Derivatively on behalf of Nominal Defendant BankAtlantic Bancorp, Inc. v. Alan B. Levan, Jarett S. Levan, Jay C. McClung, Marcia K. Snyder, Valerie Toalson, James A. White, John E. Abdo, D. Keith Cobb, Steven M. Coldren and David A. Lieberman, Case No. 08-61018-CV-UNGARO (S.D. Fla.) (the “Action”), subject to Court approval. The terms of the proposed settlement of the Action (the “Settlement”) are set forth in a Stipulation of Settlement dated as of August 24, 2009 (the “Stipulation”). This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is available on the BankAtlantic Bancorp website at www.bankatlanticbancorp.com. All capitalized terms herein have the same meanings as set forth in the Stipulation. The terms of the Settlement set forth in the Stipulation include: (1) that Plaintiff shall release and forever discharge the Settled Claims (as defined in the Stipulation) against the Released Parties (as defined in the Stipulation); (2) that Defendants shall fully, finally, and forever release and relinquish all claims that have been, or could have been, asserted against Plaintiff relating to the institution, prosecution or settlement of the Action; and (3) that all Settled Claims (as defined in the Stipulation) that have been released against the Released Parties (as defined in the Stipulation) shall be dismissed with prejudice.
IF YOU ARE A CURRENT OWNER OF BANKATLANTIC BANCORP COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.
     On Friday, November 20, 2009, at 11:00 a.m., a hearing (the “Settlement Hearing”) will be held before the Honorable Ursula Ungaro, United States District Judge for the Southern District of Florida, Miami Division, 400 North Miami Avenue, 12th Floor, Miami, Florida, to determine: (1) whether the terms of the Settlement should be approved as fair, reasonable and adequate; and (2) whether the above-entitled action should be dismissed on the merits and with prejudice as to the Released Parties.
     Any shareholder that objects to the Settlement of the Action shall have a right to appear and to be heard at the Settlement Hearing, provided that he, she, or it was a shareholder of record as of August 24, 2009. Any shareholder of BankAtlantic Bancorp who satisfies this requirement may enter an appearance through counsel of such shareholder’s own choosing and at such shareholder’s own expense, or may appear on his, her, or its own. However, no shareholder of BankAtlantic Bancorp shall be heard at the Settlement Hearing unless such shareholder has filed with the Court and delivered to Plaintiff’s Counsel and Counsel for

BankAtlantic Bancorp a written notice of objection, the grounds for opposing the Settlement, and proof of both the shareholder’s status as a BankAtlantic Bancorp shareholder and the dates of stock ownership in BankAtlantic Bancorp. All written objections must be served, by U.S. mail, postmarked no later than November 6, 2009, on the following counsel:
Jeffrey J. Angelovich
Nix, Patterson & Roach, LLP
3600 B. North Capital of Texas Highway
Suite 350
Austin, TX 78746
Plaintiff’s Lead Counsel
Eugene E. Stearns, Esq.
Stearns Weaver Miller Weissler Alhadeff & Sitterson, PA
150 West Flagler Street
Miami, FL 33130
Defendants’ Counsel
     Additionally, all written objections must be filed with the Clerk of the United States District Court for the Southern District of Florida, 400 N. Miami Avenue, Miami, Florida 33128. All written objections filed with the Court must be postmarked no later than November 6, 2009, and shall include the case caption and case number (Case No. 08-61018-CV-UNGARO).
     Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing, unless the Court orders otherwise.
     Inquiries may be made to Plaintiff’s Counsel: Jeffrey Angelovich, Nix, Patterson & Roach, LLP, 3600 B. North Capital of Texas Highway, Suite 350, Austin, TX 78746, (512)328-5333.
DATED Sept 30, 2009
BY ORDER OF THE COURT